Exhibit 21.1
Subsidiaries of LNB Bancorp, Inc.
December 31, 2005

Jurisdiction of
Entity Name and Location		Incorporation
A.	Bank and Bank-owned Subsidiaries of the Issuer

	The Lorain National Bank	Ohio
457 Broadway
Lorain, Ohio 44052

	North Coast Community Development Corporation	Ohio
457 Broadway
Lorain, Ohio 44052

	LNB Mortgage, LLC	Ohio
457 Broadway
Lorain, Ohio 44052

B.	Financial Services Subsidiaries of the Issuer

	Charleston Insurance Agency, Inc.	Ohio
457 Broadway
Lorain, Ohio 44052

	Charleston Title Agency, LLC	Ohio
457 Broadway
Lorain, Ohio 44052
(LNB Bancorp, Inc. owns 49% of Charleston
Title Agency, LLC.)